EXHIBIT 99.1

FOR IMMEDIATE RELEASE

KIT digital Expands Leadership in Enterprise IP Video Management with Acquisitions of Nunet and The FeedRoom

Management to Host Press Conference Today at 15:30 CET at the MIPCOM Conference in Cannes, France, and Host Investor Conference Call on Tuesday, October 6 at 10:00 a.m. ET

PRAGUE, Czech Republic – October 5, 2009 – KIT digital, Inc. (NASDAQ: KITD), a leading global provider of on-demand software solutions for managing and monetizing Internet Protocol (IP)-based video assets, has executed separate definitive agreements to acquire two of its leading competitors, Nunet AG of Cologne, Germany and The FeedRoom, Inc., based in New York City.

Nunet was acquired from IMG Worldwide, Inc. and is considered a premier global provider in the management and delivery of video on mobile devices, while The FeedRoom is a venture capital-backed, privately-held market leader in live video and digital asset management for corporations.

“Nunet and The FeedRoom complement and substantially expand our client base, core capabilities and our commitment to serving video to the ‘three screens’ of the mobile device, browser and television through an IP set-top-box,” said KIT digital’s chairman and CEO, Kaleil Isaza Tuzman. “We expect these acquisitions to be immediately accretive to our financial results and provide substantial synergies in terms of business development, platform technology, geographical footprint and overall growth potential.”

The acquisition of Nunet adds a number of major international clients to the KIT digital roster. A wide range of global mobile network operators use its MobileTV digital asset management system, including Mobilkom, Proximus, SFR, Vodacom and Vodafone Group. Nunet also works with major broadcasters and content producers like Discovery Channel, Eurosport International, Fashion TV, IMG Worldwide and MTV Networks.

The FeedRoom dramatically expands KIT digital’s presence in North America through the addition of more than 80 enterprise customers, including Barnes & Noble, Best Buy, Bristol-Myers Squibb, BusinessWeek, General Motors, Herbalife, Hewlett Packard, Honeywell, Intel, Metlife and the U.S. Department of Defense.

The FeedRoom acquisition enhances KIT digital’s VX IP video management platform through the integration of key features of The FeedRoom’s ‘Studio’ software, including an advanced management, reporting, and analytics console. In turn, The FeedRoom clients will gain access to the advanced software features of VX, including delivery of IP video to mobile devices and IP-enabled TV set-top-boxes, as well as enhanced geographical targeting and search engine optimization tools.

“We see a great opportunity for cross-marketing Nunet’s MobileTV asset management capabilities as part of an expanded ‘VX2’ IP video management offering to our newly combined customer base,” notes Gavin Campion, president of KIT digital. “This customer base includes many brands which use IP video as part of their external marketing and merchandising programs, human resources function, corporate communications, and business operations — all ‘back-end’ corporate verticals we view as significant growth opportunities in the quarters and years ahead.”

Initially, the two acquisitions are expected to add $17.5 million of current, annualized revenues from core IP video-based services, and more than $4.5 million in annualized EBITDA to KIT digital. Over 75% of the newly acquired revenues are recurring and subject to long-term contracts. In January 2009, KIT digital’s management said they expected to generate at least $40 million in revenue with approximately 10% operating margin for the year. This guidance was reflective of KIT digital’s core business at the time and does not take into account the effect of the acquisitions of Nunet and The FeedRoom.

The acquisitions also involved the appointment of several Nunet and FeedRoom executives to KIT digital’s senior management team. Nunet has 56 employees, who will remain based in Cologne under the new ownership. Many of The FeedRoom’s 53 employees will join KIT digital’s operations in New York City, while The FeedRoom’s offices in Seattle and Boston will be added to the KIT digital network.

Isaza Tuzman added: “During our recent registered public stock offering and NASDAQ listing process we made it clear that the net proceeds of the offering would be used for accretive acquisitions that would expand our geographical and customer reach, and further establish our leadership position in IP video management for the enterprise. We fulfilled our promise by completing these acquisitions quickly and efficiently, and have already identified operational synergies, a combined leadership team, and immediate plans for platform technology integration. All of this forms the basis for strong growth, while delivering an enhanced IP video experience to our customers and their end-users.”

Aggregate Acquisition Terms
(All figures indicated in this release are in U.S. dollars. An exchange rate of 1.457 EUR/USD was used when converting from Euros.)

The aggregate consideration paid for Nunet and The FeedRoom was approximately $20.9 million (based on the closing market price of KIT digital common stock on Friday, October 2, 2009), of which $9.8 million was paid in stock, $7.9 million was paid in cash and $3.3 million of debt was assumed in the form of a convertible promissory note.

In total, KIT digital will issue 1,312,000 shares as a result of the two transactions, comprised of 948,636 shares issued for 100% of the outstanding shares of The FeedRoom, and 363,364 shares issued in exchange for $4.0 million of cash invested in KIT digital common stock by The FeedRoom’s controlling shareholders, at an implied price of $11 per share. All of the shares issued in connection with The FeedRoom transaction will be subject to an agreement restricting the sale of those shares for 18 months.

KIT digital chairman and CEO Kaleil Isaza Tuzman also agreed to an 18-month lock-up for 1,312,000 of his current beneficially owned shares in connection with The FeedRoom transaction, and acted as a personal financial guarantor to the convertible promissory note in the Nunet transaction.

Simultaneous with the acquisitions of Nunet and The FeedRoom, KIT digital reached separate agreements to extinguish all past and future contingent earn-out obligations related to the May 2008 acquisition of Kamera Content AB and the October 2008 acquisition of Visual Connection, a.s., comprising a total cash payment of $1.7 million and the issuance of 163,437 restricted shares to the former shareholders of Kamera and Visual Connection. Neither the Nunet nor The FeedRoom acquisitions involve any earn-out or contingent liabilities.

Following these acquisitions and the settlement of earn-out payments, management estimates that KIT digital will have approximately 10.3 million common shares outstanding and approximately $7.0 million of cash. This includes payment of all deal-related expenses and the incurrence of restructuring and severance charges related to the two acquisitions.

In light of these acquisitions expanding KIT digital’s global footprint, the company identified the need for an international auditing firm with local practice capabilities in all its core markets, and on October 2, 2009 it appointed Grant Thornton LLP as its new independent public auditor, replacing MSPC. The company also filed a Form S-3 shelf registration today to provide flexibility in future strategic development activity.

Robin Smyth, chief financial officer of KIT digital, commented, “In addition to completing the Nunet and FeedRoom acquisitions, we have used this post-funding and NASDAQ listing period to fulfill our promise to eliminate contingent earn-out liabilities and select an international auditing firm which can grow along with our global business. We have a strong balance sheet and highly capable administrative supports, providing us the foundation to take the company to the next level of growth.”

Nunet Acquisition Terms
KIT digital acquired Nunet from IMG Worldwide for approximately $11.1 million, comprised of $7.9 million in cash and $3.3 million in the assumption of a convertible promissory note issued by KIT digital. At the sole election of KIT digital, the promissory note may be converted into stock or paid in cash installments over 18 months starting in January 2010 at a 6.5% interest rate. Isaza Tuzman acted as a personal guarantor of the promissory note.

The acquisition of Nunet is expected to be immediately accretive based on an annualized recurring revenue stream of approximately $11.5 million and over $2.3 million of annualized EBITDA (prior to merger-related synergies).

As part of the acquisition, IMG Worldwide and KIT digital will enter into a long-term commercial contract, under which KIT digital will continue to provide IMG digital media services.

"Although IMG is focused on its core competencies and shedding assets that don't fit with our overall strategy, selling Nunet was a difficult decision,” said Carmi Zlotnik, head of IMG media operations. “We believe in the Nunet team and its future prospects, and are happy to have found a great home for Nunet with market leader KIT digital—and look forward to working with the merged entity in the future.”

“KIT digital’s global presence and commitment to enterprise IP video management made this acquisition superior in our view to other purchase offers and the previously considered management buy-out of Nunet,” said Arnd Froehlich, Nunet co-founder and CEO. “We are excited to be teaming up with the clear leader in the industry, and feel very confident about working together to serve our valued customers.”

Nunet has invested an estimated $22 million in its technology platform since its inception in 1997.

The FeedRoom Acquisition Terms
KIT digital acquired The FeedRoom for approximately 948,636 shares of KIT digital common stock, valued at approximately $9.8 million using the closing market price on Friday, October 2, 2009.

The FeedRoom’s annualized revenue is estimated at more than $6 million. The acquisition is cash-flow positive to KIT digital due to synergies in G&A expenses realized immediately prior to and upon closing, with projected annual EBITDA of more than $2.2 million.

As part of the transaction, The FeedRoom’s controlling shareholders — NewSpring Ventures, BEV Capital and Velocity Equity Partners — invested $4.0 million in KIT digital common shares, at a price of $11 per share, through the conversion of The FeedRoom Series F Preferred Shares purchased at closing.

“KIT digital and The FeedRoom share a common vision to be the provider of choice for the large corporate or government client employing IP video,” said Marc R. Lederman, general partner of NewSpring Capital and director of The FeedRoom. “From a strategic perspective, KIT digital’s coordinated acquisition of The FeedRoom and Nunet assets is a coup. This combination underscores the first truly global, ‘3-screen’ IP video platform company. We see significant upside for our investors as the KIT management team continues to execute on the strategy embarked upon when they took over the enterprise in January 2008, which led us to re-invest in the business at closing.”

The FeedRoom has invested an estimated $35 million in its technology platform since its inception in 1999.

Merriman Curhan Ford & Co. acted as strategic advisor to KIT digital on its acquisition of The FeedRoom.

Press Conference
KIT digital chairman and CEO Kaleil Isaza Tuzman and president Gavin Campion will host a press conference at MIPCOM in Cannes, France today to provide further details of the acquisitions.

When:	Monday, October 5, 2009 from 15:30-16:30 CET

Who:	Kaleil Isaza Tuzman, chairman and CEO of KIT digital
Gavin Campion, president of KIT digital

Where:	Palais de Festivale, Cannes, France, in Auditorium G.
Cocktails and appetizers will be served.

Contact:	Sharron Silvers, KCSA Public Relations
Tel +1-212-896-1282 or +1-646-287-0433
ssilvers@kcsa.com

Investor Conference Call
Further details of the transaction will be also presented in an investor conference call hosted by the management of KIT digital at 10:00 a.m. Eastern time tomorrow:

When:	Tuesday, October 6, 2009 at 10:00 a.m. Eastern Standard Time (USA)

Who:	Kaleil Isaza Tuzman, chairman and CEO of KIT digital
Gavin Campion, president of KIT digital
Robin Smyth, chief financial officer of KIT digital

Details:	Dial-in number (North America): +1-800-895-0198
Dial-in number (outside of North America): +1-785-424-1053
Conference ID: 7KITDIGITAL

Contact:	Matt Glover, Liolios Group, Inc.
Tel 1+949-574-3860
info@liolios.com

Please call the conference telephone number at least 5-10 minutes before the scheduled start to allow for processing time. If there is any difficulty connecting with the conference call, please contact the Liolios Group at +1-949-574-3860.

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the company's website at www.kitd.com.

A replay of the call will be available after 2:30 p.m. Eastern time on the same day and until November 06, 2009.

Toll-free replay # (North America): + 1-800-283-8217
International replay # (outside of North America): + 1-402-220-0868
(No passcode required)

About Nunet AG
Established in 1997 in Cologne, Germany, Nunet is a global leader in video management for broadband, mobile and IPTV. Key clients include Mobilkom, Proximus, SFR, Vodacom and Vodafone Group, along with leading broadcasters and content producers, including Discovery Channel, Eurosport International, Fashion TV, IMG Worldwide and MTV Networks.. In 2004, Nunet developed Mobile TV, launching the first six channels for in November that year. In 2005, Nunet rolled out Mobile TV across multiple international markets. Today, Nunet runs more than 300 Mobile TV channels in 20 territories. IMG took 100% ownership of Nunet on  January 1, 2007. For additional information, go to www.nunet.de.

About The FeedRoom
Established in 1999 in New York City, The FeedRoom is a pioneer in online video communications, and a market leader in live video and digital asset management. With an unparalleled commitment to customer service, The FeedRoom provides flexible online solutions that optimize business and marketing communications for the enterprise, government and media. Industry-leading organizations like Autodesk, Barnes & Noble, Boeing, Bristol-Myers Squibb, Hewlett-Packard, Metlife and The Pentagon rely on The FeedRoom’s expertise to help engage audiences, build brands, monetize content and manage digital media assets more efficiently. For additional information, go to www.feedroom.com.

About KIT digital, Inc.
KIT digital (NASDAQ: KITD) is a leading, global provider of on-demand Internet Protocol (IP)-based video asset management solutions. Through its end-to-end software platform, "KIT VX," KIT digital enables enterprise clients to acquire, manage and distribute their video assets across the three screens of the computer Internet browser, mobile device and television via an IPTV set-top box. KIT digital clients' use of the VX platform ranges from end-consumer focused video distribution to internal corporate deployments, including corporate communications, human resources, training, security and surveillance. The KIT digital client base includes over 470 enterprise customers across 30+ countries, including The Associated Press, Disney-ABC, Google, IMG Worldwide, Kmart, NASDAQ, News Corp, RCS, Sensis, Telefonica, and Verizon. KIT digital has principal offices in Prague, Melbourne (Australia), New York, Toronto, London and Dubai. For additional information, please visit www.kitd.com.

KIT digital Forward-Looking Statement
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc. which can be identified by the use of forward-looking terminology such as “anticipates”, "believes", “estimates”, "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. KIT digital is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

The securities offered in the acquisitions described in this press release have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

KIT digital Contact:
Daniel Goodfellow
VP, Marketing and Communications
Tel. +1-646-873-3086
daniel@kitd.com

KIT digital Investor Relations Contacts:
Matt Glover
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com